Exhibit 5.1

Atlanta Office 171 17th Street NW, Suite 2100 Atlanta, GA 30363-1031 Direct phone: 404.873.8500 Direct fax: 404.873.8501 E-mail: adminle@agg.com

June 24, 2021

Marine Products Corporation

2801 Buford Highway, Suite 300

Atlanta, Georgia 30329

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Marine Products Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 24, 2021, relating to the registration of (i) the offer and sale by the Company of up to $150 million of shares of common stock, par value $0.10 per share, of the Company (the “Company Shares”) from time to time pursuant to Rule 415 under the Securities Act of 1993, as amended (the “Securities Act”), and (ii) the proposed offer and resale of up to 6,250,000 shares of common stock, par value $0.10 per share, of the Company (the “Selling Stockholder Shares” and, together with the Company Shares, the “Securities”) from time to time pursuant to Rule 415 under the Securities Act by the selling stockholders listed in the prospectus which forms a part of the Registration Statement (the "Prospectus"). The offers and sales referenced in (i) and (ii) above are to be made as set forth in the Prospectus and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The amounts and prices of the Company Shares offered and sold under the Registration Statement will be set forth in the Prospectus and any Prospectus Supplement and will be approved by the Board of Directors of the Company as part of the corporate action taken in connection with the issuance of the Company Shares.

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (a) the certificate of incorporation of the Company, as amended (the “Certificate of Incorporation”), (b) the amended and restated bylaws of the Company (the “Bylaws”), (c) certain records or other evidence of actions taken by the Company’s Board of Directors, (d) the Registration Statement and exhibits thereto, and the Prospectus, and (e) such other documents as we have deemed necessary or appropriate for purposes of this opinion.

Atlanta • Washington, D.C.

June 24, 2021 Page 2

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the qualifications, assumptions and limitations set forth in this letter, we are of the opinion that:

1. With respect to any offering of Company Shares, such Company Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable, assuming (a) the taking by the Board of Directors of the Company (the “Board”) of all necessary corporate action to authorize and approve the issuance of such shares; (b) that the total number of such newly issued shares shall not exceed the number of authorized shares in the Company’s Certificate of Incorporation; and (c) the due issuance and delivery of such newly issued shares, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, which consideration therefor shall be not less than the par value thereof.

2. With respect to 6,250,000 shares of Selling Stockholder Shares outstanding as of the date hereof, such shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Securities offered pursuant to the Registration Statement: (i) the Board of Directors of the Company shall have duly authorized and taken all necessary corporate action to approve the issuance and sale of the Company Shares in accordance with the applicable provisions of the General Corporation Law of the State of Delaware and the Company’s Certificate of Incorporation and Bylaws, and such authorizations and actions have not been rescinded; (ii) the terms of the issuance and sale of the Company Shares shall have been duly established in conformity with the Certificate of Incorporation and Bylaws, and any other relevant agreement, so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws (subject to the further assumption that the Certificate of Incorporation and the Bylaws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the Company Shares, and any certificates or receipts representing the Company Shares, have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with any relevant agreement, any underwriting agreement with respect to the Company Shares or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, the Prospectus and any Prospectus Supplement relating thereto; (iv) the Registration Statement (including all necessary post-effective amendments) will have been declared, or otherwise have become, effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; (v) an appropriate Prospectus Supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Company Shares offered thereby; (vi) the Securities will be issued and sold in compliance with applicable Federal and state securities laws and solely in the manner stated in the Registration Statement and the Prospectus and any applicable Prospectus Supplement and there will not have occurred any change in law affecting the validity of the opinions rendered herein; (vii) if the Company Shares will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Company Shares in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, shall have been duly authorized, executed and delivered by the Company and the other parties thereto.

June 24, 2021 Page 3

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of Georgia and the General Corporation Law of the State of Delaware.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities nor do we express any opinion regarding the Securities Act or any other federal securities laws or regulations.

We assume no obligation to advise you of any change in the foregoing subsequent to the delivery of this opinion letter. This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes without the prior written consent of this firm.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and further consent to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that this firm is an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Arnall Golden Gregory LLP

ARNALL GOLDEN GREGORY LLP